P22000023792

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies ______ Certificates of Status ______

Special Instructions to Filing Officer:

Office Use Only

900383084429

FILED
2022 MAR 23 AM 8:47
SECRETARY OF STATE
TALLAHASSEE, FL

RECEIVED
2022 MAR 23 PM 3:10
TALLAHASSEE, FLORIDA

Incorporating Services, Ltd.
1540 Glenway Drive
Tallahassee, FL 32301
850.656.7956
Fax: 850.656.7953
www.incserv.com
e-mail: accounting@incserv.com

incserv

ORDER FORM

TO Florida Department of State
The Centre of Tallahassee
2415 North Monroe Street, Suite 810
Tallahassee, FL 32303
corphelp@dos.myflorida.com
850-245-6051

FROM Melissa Moreau
mmoreau@incserv.com
850.656.7953

REQUEST DATE 3/23/2022 **PRIORITY** Regular Approval **OUR REF # (Order ID#)** 1021236

ORDER ENTITY
HALLMARK VENTURE GROUP, INC.

PLEASE PERFORM THE FOLLOWING SERVICES:
HALLMARK VENTURE GROUP, INC. (FL)

File the attached conversion document

NOTES:
$105.00 Authorized
Email address for annual report reminders: Corinne@corp-smart.com

RETURN/FORWARDING INSTRUCTIONS:
ACCOUNT NUMBER: I20050000052

Please bill the above referenced account for this order.

If you have any questions please contact me at 656-7956,

Sincerely,

Please bill us for your services and be sure to include our reference number on the invoice and courier package if applicable. For UCC orders, please include the thru date on the results.

FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 29, 2022

INCSERV

Please honor the original submission date as the file date. Thanks! :)

SUBJECT: HALLMARK VENTURE GROUP, INC.
Ref. Number: W22000038343

We have received your document for HALLMARK VENTURE GROUP, INC. and your check(s) totaling $. However, the enclosed document has not been filed and is being returned for the following correction(s):

You must list at least one incorporator with a complete business street address.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6052.

Neysa Culligan
Regulatory Specialist III

Letter Number: 422A00006912

Please honor the original submission date as the file date. Thanks! :)

2022 MAR 31 PM 2:55

FILED

2022 MAR 23 AM 8:47

SECRETARY OF STATE
TALLAHASSEE, FL

Articles of Conversion
For
Converting Eligible Entity
Into
Florida Profit Corporation

The Articles of Conversion **and attached Articles of Incorporation** are submitted to convert the following **eligible business entity into a Florida Profit Corporation** in accordance with ss. 607.11933 & 607.0202, Florida Statutes.

1. The name of the Converting Entity immediately prior to the filing of the Articles of Conversion is:

Hallmark Venture Group, Inc.
Enter Name of the Converting Entity

2. The converting entity is a Corporation
(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Nevada
(Enter state, or if a non-U.S. entity, the name of the country)

on 03/03/2006.
Enter date "Converting Entity" was first organized, formed or incorporated.

3. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

Hallmark Venture Group, Inc.
Enter Name of Florida Profit Corporation

4. This conversion was approved by the eligible converting entity in accordance with this chapter and the laws of its current/organic jurisdiction.

5. If not effective on the date of filing, enter the effective date: ____________________.
(The effective date: Cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)
Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Signed this 18th day of March, 2022.

Required Signature for Florida Profit Corporation:

Signature of Director, Officer, or, if Directors or Officers have not been selected, an Incorporator:

P J St[signature]

Printed Name: Paul Strickland Title: Secretary

Required Signature(s) on behalf of Converting Florida partnerships, limited partnerships, and limited liability companies: [See below for required signature(s).]

Signature: P J St[signature]

Printed Name: Paul Strickland Title: Secretary

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

Fees:

Articles of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

FILED

2022 MAR 23 AM 8:47

SECRETARY OF STATE
TALLAHASSEE. FL

ARTICLES OF INCORPORATION
OF
HALLMARK VENTURE GROUP, INC

MARCH 21, 2022

John D. Murphy, Jr., the incorporator, being the Chief Executive Officer and sole Director of HALLMARK VENTURE GROUP, INC., a corporation (the "**Corporation**") duly organized under the Florida Corporation Business Act (the "**Act**"), does hereby certify as follows:

1. The name of the Corporation is HALLMARK VENTURE GROUP, INC.

2. The terms and provisions of these Articles of Incorporation ("**Articles**") were affirmatively approved by the holders of a majority of the issued and outstanding shares of all capital stock of the Corporation as of MARCH 21, 2022. The number of votes cast pursuant to such consent was sufficient for approval of the Articles. The Articles shall be effective upon filing with the Department of State of the State of Florida (the "**Effective Date**").

3. Pursuant to Sections 607.1003 and 607.1007 of the Act, the text of the Articles of Incorporation of the Corporation are hereby adopted in their entirety as follows:

ARTICLE I – NAME

The name of the Corporation shall be: HALLMARK VENTURE GROUP, INC.

ARTICLE II – PRINCIPAL OFFICE

The principal place of business/mailing address of the Corporation is 5112 West Taft Road, Suite M, Liverpool, NY 13088.

ARTICLE III – PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the Act.

ARTICLE IV – SHARES

Section IV.1 **Authorized Shares.** This Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of stock the corporation is authorized to have is 2,500,100,000 (Two Billion, Five Hundred million One hundred thousand) shares. The total authorized shares shall consist of 2,499,900,000 shares of Common Stock with a par value of .001 and 200,000 shares of Preferred stock with a par value of .001 per share.

Section IV.2 **Common Stock.** Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of shareholder except as the right to exercise such vote may be limited by the provisions of these Restated Articles or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

Section IV.3 Preferred Stock. The Preferred Stock may be created and issued in one or more classes or series at such time or times and for such consideration as the Board of Directors of the Corporation may determine, from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given. Each class or series shall be so designated as to distinguish the shares thereof from the shares of all other classes and series.

Section IV.4 Series A Preferred Stock. A series of authorized Preferred Stock is hereby created having the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof are hereby fixed, as follows:

(a) Designation, Par Value and Number. The Preferred Stock shall be divided into series. 200,000 shares of Preferred Stock are to be designated as the "Series A Preferred Stock" par value .001

(b) Voting. Each share of Series A Preferred shall have Super Voting rights of 100,000 votes at any meeting for each 1 share of Series A Preferred held. The holders of the Series A Preferred Stock shall be entitled to notice of all meetings of shareholders and the rights related to voting in accordance with the Act and the Bylaws of the Corporation.

(c) Conversion. Each share of Series A Preferred may be converted into 900 shares of common stock (1:900) conversion rate. The right to convert rests solely upon the holder.

(d) Dividends. Each holder of Series A Preferred shall be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Preferred shares held.

(e) Liquidation Preference.

(i) General. In the event of any sale of all or substantially all of the assets of the Corporation, a sale of the Corporation, a dissolution, liquidation, bankruptcy, reorganization or other wind-down of the Corporation, whether voluntary or otherwise (a "**Liquidation Event**"), after payment or provision for payment of the Corporation's debts and other liabilities, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of any of the issued and outstanding shares of Common Stock, out of the Corporation's remaining net assets, an aggregate amount equal to $4,000,000.

(ii) Insufficient Funds. If, upon the occurrence of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and preferences or other rights granted to the holders of the Series A Preferred Stock, the remaining net assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation and the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed pro rata among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(f) Registration. The holders of the Series A Preferred Stock shall have a right of first refusal to participate in or purchase stock in any registration statement filed by the Corporation.

(g) Transfer. Subject to compliance with federal, state or jurisdictional securities laws, the Series A Preferred Stock are freely assignable and transferable by the holder.

ARTICLE V – OFFICERS AND DIRECTORS

The number of directors that shall constitute the Board of Directors of the Corporation shall be fixed in the manner prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

ARTICLE VI – AMENDMENTS TO BYLAWS

The Board of Directors of this Corporation is expressly authorized to adopt, amend or repeal the Bylaws of this Corporation, or any provision thereof.

ARTICLE VII - REGISTERED AGENT

The registered office in the State of Florida is 1200 South Pine Island Rd. Plantation. Florida 33324. Broward County. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE VIII – INDEMNIFICATION

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by the Act and other applicable law as it presently exists or may hereafter be amended, any person (a "**Covered Person**") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (a "**Proceeding**"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability, damages, and loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by such Covered Person. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX – AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Act, as amended from time to time, relating to affiliated transactions.

ARTICLE X – CONTROL SHARE ACQUISITIONS

This Corporation expressly elects not to be governed by Section 607.0902 of the Act, as amended from time to time, relating to control share acquisitions.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Incorporation to be signed by John D. Murphy, Jr., its Director, as of the date first above written.

HALLMARK VENTURE GROUP, INC.

By: ______________________

Name: John D. Murphy, Jr.
Title: Director/ Incorporator
5112 West Taft Road, Suite M,
Liverpool, NY 13088

FILED
2022 MAR 23 AM 8:47
SECRETARY OF STATE
TALLAHASSEE, FL